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                  EXHIBIT 21 TO SYMIX SYSTEMS, INC. 1998 FORM 10-K

                             SUBSIDIARIES OF REGISTRANT

                             SUBSIDIARIES OF REGISTRANT

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

               NAME                   JURISDICTION            % OWNERSHIP
   Symix Computer Systems, Inc.           Ohio                    100

   Symix Systems, B.V.               The Netherlands              100

   Symix France, SA                      France                   100




                    SUBSIDIARIES OF SYMIX COMPUTER SYSTEMS, INC.


    Symix Systems (Ontario) Inc.          Canada                  100


    Symix Computer Systems                Canada                  100
    (Canada) Inc.

    Symix Computer Systems (UK)     The United Kingdom            100
    Ltd.

    Symix Computer Systems               Singapore               86.7
    (Singapore) Pte. Ltd.

    Symix Computer Systems                Mexico                  100
    (Mexico) S. De R.L. De C.V.


                                      53
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

                      SUBSIDIARIES OF SYMIX SYSTEMS, B.V.
  Symix (U.K.) Ltd.                The United Kingdom             100

  Symix Systems GmbH               Germany                        100

  Symix Italia S.r.l.              Italy                          95*

-------------

*Remaining 5% owned by Symix
Systems, Inc.


                 SUBSIDIARIES OF SYMIX SYSTEMS (ONTARIO) INC.

  Visual Applications Software,           Canada                  100
  Inc.




              SUBSIDIARIES OF SYMIX SYSTEMS (SINGAPORE) PTE. LTD.



  Symix Asia Company Ltd.                   Thailand                100

  Symix Computer Systems (Hong              Hong Kong               100
  Kong) Ltd.

  Symix Computer Systems                    Australia               100
  (Australia) Pty. Ltd.

  Symix New Zealand Ltd.                   New Zealand              100

  Symix Computer Systems                    Malaysia                100
  (Malaysia) Sdn Bhd.


                                      54

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